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                           AMENDMENT TO THAT CERTAIN
                       MEMORANDUM EXECUTED MARCH 11, 1999

                                   REGARDING:

                  ESTABLISHMENT OF SEPARATE INVESTMENT ACCOUNT
               (LLANY SEPARATE ACCOUNT N FOR VARIABLE ANNUITIES)

                                       of

                   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

    Pursuant to the authority given me by Resolution Number 96-21 adopted by the Board of Directors of Lincoln Life & Annuity Company of New York on July 24, 1996, I hereby amend that certain memorandum executed on March 11, 1999 by Philip L. Holstein (the "Organizing Memorandum") of which is attached hereto, for the sole purpose of changing the name of the Account. Henceforth, the name of the Account shall be: "Lincoln New York Account N for Variable Annuities."

    All other terms and provisions of the Organizing Memorandum remain in effect.

                                          /s/ JOANNE B. COLLINS
                                          --------------------------------------
                                          JOANNE B. COLLINS, PRESIDENT

Effective Date: 12/23/99